Exhibit 10.1

PROMISSORY NOTE

This PROMISSORY NOTE (this “Note”) is entered into as of April 12, 2019, between Skywords Family Foundation Inc. (“Lender”), and Cyanotech Corporation, a Nevada corporation (“Borrower”).

FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender the principal amount of this Note together with interest at the rate stated hereunder.

1.     Principal Amount. On the date hereof, Lender has delivered to Borrower, and Borrower hereby promises to pay to the order of Lender, the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00). As used herein, the term “Lender” includes the successors and assigns of Lender and also includes a holder in due course.

2.     Calculation and Payment of Interest. Interest on the unpaid principal balance outstanding hereunder shall accrue from the date hereof at a rate equal to the prime rate, as published by the Wall Street Journal, plus 1.00%. The interest rate as of the date hereof shall be six and one-half percent (6.5%) per annum; provided, however, said interest rate is subject to increase or decrease on the first day of each calendar quarter based on changes in the prime rate as of such date.

3.     Payments. Interest shall be due and payable on the last day of each calendar quarter during the term of this Note. The entire remaining balance, including unpaid principal and accrued interest, shall be due and payable on April 12, 2021. Payments shall be made in cash. Each payment shall be credited first to interest then due and the remainder to principal; and interest shall thereupon cease to accrue with respect to the principal so credited.

4.     Prepayment. Borrower shall have the right to voluntarily prepay all or any portion of the principal balance, together with accrued interest thereon, at any time without prepayment fee or other penalty.

5.     Timeliness of Payment. A payment is timely made if it is actually received by Lender on or before the date on which it is due, or if it is mailed using the U.S. Postal Service and is postmarked at least one day prior to the date on which it is due. If the date a payment is due falls on a Saturday, Sunday, or a day that is a legal holiday under the laws of the United States, that payment shall be due on the next succeeding business day.

6.     Sale of Borrower. Upon the closing of a Sale of Borrower (as defined below), the entire unpaid principal balance and all accrued and unpaid interest on this Note at such time shall become immediately due and payable.

As used herein, “Sale of Borrower” means (a) a sale of all or substantially all of the assets of Borrower; or (b) any reorganization, stock sale, merger, consolidation or other transaction or series of related transactions in which, directly or indirectly, the holders of the voting securities of Borrower outstanding immediately prior to such transaction or series of related transactions retain less than a majority of the total voting power of Borrower or such other surviving or resulting entity.

7.     Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Note:

(a)     Failure by Borrower to pay any amount due under this Note, as currently stated or as otherwise adjusted, within thirty (30) days of the date due.

(b)     Failure by Borrower to perform or observe any other covenant or agreement contained in this Note.

(c)     Determination that any representation or warranty made by Borrower in this Note is false or misleading in any material respect as of the date when made.

(d)     Borrower shall default in the repayment of any indebtedness owed to First Foundation Bank or any of its successors and assigns, and such default shall not be waived or remedied within thirty (30) days after the occurrence thereof or such further time permitted for the remedying of such default under the applicable documents for such indebtedness.

(e)     Borrower is (i) the subject of an order for relief by the bankruptcy court or is unable or admits in writing Borrower’s inability to pay Borrower’s debts as they mature or makes an assignment for the benefit of creditors; or (ii) any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any part of the property of Borrower and is not released, vacated or fully bonded within thirty (30) calendar days after its issue or levy.

8.     Remedies. If an Event of Default has occurred, Lender may, upon fifteen (15) days’ written notice to Borrower, (a) declare the entire unpaid principal balance and all accrued and unpaid interest on this Note immediately due and payable and (b) exercise any and all remedies provided under applicable law.

9.     Lender’s Rights; No Waiver by Lender. The rights, powers and remedies of Lender under this Note shall be in addition to all rights, powers and remedies available to Lender by virtue of any statute or rule of law, including, but not limited to, the California Civil Code and the California Uniform Commercial Code. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in Lender’s sole discretion without impairing Lender’s rights or available remedies. Any forbearance, failure or delay by Lender in exercising any right, power or remedy shall not preclude further exercise thereof, and every right, power or remedy of Lender shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Lender.

10.     Borrower’s Waivers. Borrower and any endorsers of this Note, and each of them, hereby waive diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of Borrower or any other person or persons. Borrower and any endorsers of this Note expressly waive all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, extension, redemption or appraisement now or hereafter provided by the Constitution and the laws of the United States of America and of any state thereof, as a defense to any demand against Borrower or any such endorsers, to the fullest extent permitted by law.

11.     Transfers by Lender. This Note or any interest in this Note may not be hypothecated, transferred or assigned by Lender without the prior consent of Borrower.

12.     Amendment. This Note may be amended or modified only by an instrument in writing which by its express terms refers to this Note and which is duly executed by the party sought to be bound thereby.

13.     Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

14.     Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

15.     Attorneys’ Fees. Borrower agrees to pay all costs, including reasonable attorneys’ fees and expenses, incurred by Lender in enforcing payment or collection of this Note, whether or not suit is filed.

16.     Usury. Notwithstanding any provision herein, the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws. If any payments in the nature of interest, additional interest and other charges made hereunder are held to be in excess of the applicable limits imposed by any applicable state or federal laws, it is agreed that any such amount held to be in excess shall be considered payment of principal and the principal balance shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws in compliance with the desires of Lender and Borrower.

17.     Notices. All notices, requests, demands, instructions and other documents required or permitted by this Note shall be personally delivered or couriered, or sent by other means of written telecommunication, or mailed, certified or registered mail, return receipt requested, to the following addresses (or such other address to which a party has been notified in accordance with this provision):

If to Lender:	Skywords Family Foundation Inc. 1621 Juanita Lane Tiburon, CA 94920 Attn: Michael A. Davis Email: michael@arlendavis.org

With a copy to:	Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105 Attn: Jackie Liu Email: jliu@mofo.com

If to Borrower:	Cyanotech Corporation 73-4460 Queen Kaahumanu Hwy., #102 Kailua-Kona, HI 96740 Attn: Brian Orlopp Email: borlopp@cyanotech.com

With a copy to:	Farella Braun + Martel LLP 235 Montgomery Street, 17th Floor San Francisco, CA 94104 Attn: Jesse Debban Email: jdebban@fbm.com

A personal or courier delivered notice shall be effective on delivery; a notice sent via telex, facsimile, electronic mail or other means of written telecommunications shall be effective one (1) business day after sending; a mailed notice shall be effective upon the date shown on the return receipt or other evidence of delivery, provided, however, that if the recipient refuses to accept delivery, such notice shall be effective three (3) business days after being mailed.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower has executed and delivered this Note effective of the date first written above.

BORROWER:

Cyanotech Corporation
a Nevada corporation

By:__/s/ Mawae Morton______________________

Name: Mawae Morton
Title: CEO